Exhibit 99.1

Accolade Announces Results for Fiscal First Quarter 2023

●	Fiscal first quarter 2023 revenue of $85.5 million, a 44% increase compared to fiscal first quarter 2022 revenue of $59.5 million

SEATTLE, June 30, 2022 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal first quarter ended May 31, 2022.

“The healthcare consumer has never been more in need of true Personalized Healthcare. Two years into the Covid-19 pandemic, the healthcare system remains as complex and difficult to navigate as ever. Our customers, their employees and direct consumers are increasingly turning to Accolade to solve a far more comprehensive set of healthcare challenges, while at the same time trying to manage the ever-rising cost of meeting those challenges. Our strong financial results in the first quarter demonstrate our success meeting those challenges, while our sales success this year with a number of marquee customers validates our vision and strategy. Despite the inherent uncertainties in the current macroeconomic environment, we remain firmly on track to deliver our revenue growth and positive cash flow objectives,” said Rajeev Singh, Accolade Chief Executive Officer.

Financial Highlights for Fiscal First Quarter ended May 31, 2022

	Three Months Ended May 31,		%
	2022	2021	Change(3)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$85.5	$59.5	44%
Net Loss(1)	$(342.8)	$(48.7)	(604)%

Non-GAAP Financial Data(2):
Adjusted EBITDA	$(15.4)	$(12.8)	(20)%
Adjusted Gross Profit	$39.0	$23.9	63%
Adjusted Gross Margin	45.6%	40.2%

(1) A non-cash goodwill impairment charge of $299.7 million was recorded during the three months ended May 31, 2022.

(2) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(3) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Steve Barnes, Accolade Chief Financial Officer, commented, “The first quarter of fiscal year 2023 demonstrated the predictability of Accolade’s business and our ability to flex our model to meet changing market dynamics. We outperformed our guidance on both revenue and Adjusted EBITDA by focusing on the two key drivers in our financial model: customer satisfaction to drive revenue performance, and effective expense management to deliver against our bottom line goals. We are raising the midpoint of our revenue guidance for fiscal 2023 and reaffirming our commitment to consistently improve our Adjusted EBITDA loss, with an expectation for positive cash flow and Adjusted EBITDA in fiscal year 2025.”

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal second quarter ending August 31, 2022, we expect:

●	Revenue between $82 million and $83.5 million
●	Adjusted EBITDA between $(18) million and $(20) million

For the fiscal year ending February 28, 2023, we expect:

●	Revenue between $355 million and $365 million
●	Adjusted EBITDA between $(35) million and $(40) million, representing a range of (10)% to (11)% of revenue

Accolade has not reconciled guidance for Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and has not provided forward-looking guidance for net income (loss), because there are items that may impact net income (loss), including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, June 30, 2022 at 4:30 p.m. E.T. to discuss its financial results. The conference call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID # 8384085; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) provides millions of people and their families with an exceptional healthcare experience that is personal, data driven and value based to help every person live their healthiest life. Accolade solutions combine virtual primary care, mental health support and expert medical opinion services with intelligent technology and best-in-class care navigation. Accolade's Personalized Healthcare approach puts humanity back in healthcare by building relationships that connect people and their families to the right care at the right time to improve outcomes, lower costs and deliver consumer satisfaction. Accolade consistently receives consumer satisfaction ratings over 90%. For more information, visit accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Media Contact:

Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	May 31,	February 28,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$335,628	$365,853
Accounts receivable, net	21,739	21,116
Unbilled revenue	6,739	9,685
Current portion of deferred contract acquisition costs	3,179	3,015
Prepaid and other current assets	10,282	9,468
Total current assets	377,567	409,137
Property and equipment, net	11,865	11,797
Operating lease right-of-use assets	33,790	33,126
Goodwill	278,191	577,896
Intangible assets, net	234,318	244,690
Deferred contract acquisition costs	7,148	7,205
Other assets	1,575	1,678
Total assets	$944,454	$1,285,529
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,777	$7,837
Accrued expenses and other current liabilities	9,745	11,000
Accrued compensation	22,954	39,189
Due to customers	11,104	16,263
Current portion of deferred revenue	36,883	30,875
Current portion of operating lease liabilities	7,016	6,589
Total current liabilities	95,479	111,753
Loans payable, net of unamortized issuance costs	281,083	280,666
Operating lease liabilities	32,542	32,486
Other noncurrent liabilities	563	4,562
Deferred revenue	280	268
Total liabilities	409,947	429,735

Commitments and Contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 69,610,341 and 67,098,477 shares issued and outstanding at May 31, 2022 and February 28, 2022, respectively	7	7
Additional paid-in capital	1,371,966	1,350,431
Accumulated deficit	(837,466)	(494,644)
Total stockholders’ equity	534,507	855,794
Total liabilities and stockholders’ equity	$944,454	$1,285,529

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended May 31,
	2022	2021
Revenue	$85,528	$59,527
Cost of revenue, excluding depreciation and amortization	47,615	35,936
Operating expenses:
Product and technology	26,817	15,939
Sales and marketing	25,614	14,509
General and administrative	20,238	22,002
Depreciation and amortization	11,576	8,696
Goodwill impairment	299,705	—
Change in fair value of contingent consideration	—	10,460
Total operating expenses	383,950	71,606
Loss from operations	(346,037)	(48,015)
Interest expense, net	(634)	(618)
Other expense	(50)	(55)
Loss before income taxes	(346,721)	(48,688)
Income tax benefit (expense)	3,899	(19)
Net loss	$(342,822)	$(48,707)

Net loss per share, basic and diluted	$(4.92)	$(0.84)

Weighted-average common shares outstanding, basic and diluted	69,738,638	58,261,233

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	For the three months ended
	May 31,
	2022	2021

	(in thousands)
Cost of revenue	$1,128	$328
Product and technology	7,490	1,822
Sales and marketing	3,989	1,373
General and administrative	6,782	4,152
Total stock‑based compensation	$19,389	$7,675

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three months ended May 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(342,822)	$(48,707)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Goodwill impairment	299,705	—
Depreciation and amortization expense	11,576	8,696
Amortization of deferred contract acquisition costs	817	602
Change in fair value of contingent consideration	—	10,460
Deferred income taxes	(3,999)	—
Noncash interest expense	419	379
Stock-based compensation expense	19,389	7,675
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable and unbilled revenue	2,323	(409)
Accounts payable and accrued expenses	(1,258)	268
Deferred contract acquisition costs	(924)	(507)
Deferred revenue and due to customers	862	7,643
Accrued compensation	(15,598)	(13,247)
Other liabilities	(240)	(82)
Other assets	(711)	(385)
Net cash used in operating activities	(30,461)	(27,614)
Cash flows from investing activities:
Purchase of marketable securities	—	(99,998)
Capitalized software development costs	(766)	—
Purchases of property and equipment	(506)	(701)
Cash paid for acquisition, net of cash acquired	—	(228,013)
Net cash used in investing activities	(1,272)	(328,712)
Cash flows from financing activities:
Proceeds from stock option exercises	358	1,991
Payments of equity issuance costs	—	(23)
Payment of debt issuance costs	—	(8,101)
Payment for purchase of capped calls	—	(34,443)
Proceeds from employee stock purchase plan	1,150	1,026
Proceeds from borrowings on debt	—	287,500
Net cash provided by financing activities	1,508	247,950
Net decrease in cash and cash equivalents	(30,225)	(108,376)
Cash and cash equivalents, beginning of period	365,853	433,884
Cash and cash equivalents, end of period	$335,628	$325,508
Supplemental cash flow information:
Interest paid	$769	$51
Fixed assets included in accounts payable	$228	$292
Other receivable related to stock option exercises	$5	$247
Income taxes paid	$22	$31
Common stock issued in connection with acquisition	$—	$116,187
Replacement awards issued in connection with acquisition	$—	$1,520
Debt issuance and offering costs included in accounts payable and accrued expenses	$—	$304

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, and change in fair value of contingent consideration. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended
	May 31,
	2022	2021

	(in thousands, except percentages)
Revenue	$85,528	$59,527
Less:
Cost of revenue, excluding depreciation and amortization	(47,615)	(35,936)
Gross profit, excluding depreciation and amortization	37,913	23,591
Add:
Stock‑based compensation, cost of revenue	1,128	328
Adjusted Gross Profit	$39,041	$23,919
Gross margin, excluding depreciation and amortization	44.3%	39.6%
Adjusted Gross Margin	45.6%	40.2%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net income (loss):

	For the three months ended
	May 31,
	2022	2021

	(in thousands)
Net loss	$(342,822)	$(48,707)
Adjusted for:
Interest expense, net	634	618
Income tax (benefit) expense	(3,899)	19
Depreciation and amortization	11,576	8,696
Stock‑based compensation	19,389	7,675
Acquisition and integration‑related costs	—	8,380
Goodwill impairment	299,705	—
Change in fair value of contingent consideration	—	10,460
Other expense	50	55
Adjusted EBITDA	$(15,367)	$(12,804)